SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (973) 827-2914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of the Company on April 27, 2010 approved the following new Section 20 of Article III of the By-Laws, creating the position of Director Emeritus:

Section 20.                      Director Emeritus.  In recognition of devoted and dedicated service, the Board of Directors may elect any member of the Board as a Director Emeritus providing the person has attained the age of 72.  The participation of a Director Emeritus in the affairs of the Bank shall include all non-fiduciary activities of the Board of Directors.  A Director Emeritus may attend regular and special meetings of the Board upon invitation approved by a majority vote of the Board and participate in discussions and deliberations of the Board but shall have no vote in matters coming before the Board at any such meeting.

A copy of the By-Laws as amended in April 2010 is attached hereto as Exhibit 3(ii) and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010  Annual  Meeting of  Stockholders  was held on April 27, 2010 (the "Annual  Meeting").  The  matters  considered  and  voted  on by  the Company's stockholders  at the  Annual  Meeting  and the vote of the stockholders  was as follows:

Matter 1: The election of three directors, each for a three-year term:

Nominee	For	Against	Abstentions	Broker Non-Votes
Richard Branca	1,768,151	263,295	0	0
Anthony Labozzetta	1,879,240	152,206	0	0
Katherine H. Caristia	1,879,311	152,206	0	0

Matter 2:  The ratification of the appointment of ParenteBeard LLC as the Company's independent public accounting firm for the year ending December 31, 2010

For	Against	Abstentions	Broker Non-Votes
2,716,971	108,233	9,390	0

Pursuant to the foregoing votes, Richard Branca, Anthony Labozzetta, and Katherine H. Caristia were elected to serve as directors until the 2013 Annual Meeting of Stockholders, each until his or her replacement has been duly elected and qualified, and the appointment of ParenteBeard LLC as independent auditors for the fiscal year ending December 31, 2010 was ratified.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

The following are filed as exhibits to this report:

3(ii)           By-Laws of Sussex Bancorp, as amended April 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: April 28, 2010	By:	/s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and Chief Financial Officer